UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2021

 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Indenture for 6.375% Senior Notes due 2026
On June 9, 2021, Oasis Petroleum Inc. (the “Company”) completed its offering of $400 million in aggregate principal amount of its 6.375% senior unsecured notes due 2026 (the “Notes”), which are fully and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries (collectively, the “Guarantors”): Oasis Midstream Services LLC, Oasis Petroleum LLC, Oasis Petroleum North America LLC, Oasis Well Services LLC, Oasis Petroleum Permian LLC, Oasis Petroleum Marketing LLC, OMP GP LLC and OMS Holdings LLC. The terms of the Notes are governed by the indenture dated as of June 9, 2021 (the “Indenture”), among the Company, the Guarantors and Regions Bank, as trustee (the “Trustee”). The Notes will mature on June 1, 2026, and interest is payable on the Notes on each June 1 and December 1, commencing on December 1, 2021.
The net proceeds of the Notes will be used to fund a portion of the consideration for the Company’s previously announced acquisition of certain assets from QEP Energy Company, a wholly-owned subsidiary of Diamondback Energy, Inc., pursuant to that certain Purchase and Sale Agreement, dated May 3, 2021 (the “Acquisition Agreement”). In addition to the redemption provisions described in the following paragraph, in the event that (a) the acquisition is not consummated on or prior to September 27, 2021 (or such later date that is the “Outside Date” as defined in and under the Acquisition Agreement) or (b) at any time prior to September 27, 2021 (or such later date that is the “Outside Date” as defined in and under the Acquisition Agreement), the Acquisition Agreement is terminated without the acquisition being consummated, the Company will redeem all of the Notes at a price equal to 100% of the issue price plus accrued and unpaid interest to, but excluding, the date of redemption. The foregoing description of the Acquisition Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which was previously filed as Exhibit 2.2(a) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, and incorporated herein by reference.
At any time prior to June 1, 2023, the Company may redeem up to 40% of the Notes at a redemption price of 106.375% of the principal amount, plus accrued and unpaid interest to the redemption date, in an amount not greater than the net proceeds of certain equity offerings. In addition, prior to June 1, 2023, the Company may redeem some or all of the Notes for cash at a redemption price equal to 100% of the principal amount thereof plus an applicable make-whole premium and accrued and unpaid interest to the redemption date. The Company must offer to repurchase the Notes if it experiences specific kinds of changes of control or sells assets under certain circumstances. On and after June 1, 2023, the Company may redeem some or all of the Notes at redemption prices (expressed as percentages of principal amount) equal to 103.188% for the twelve-month period beginning on June 1, 2023, 101.594% for the twelve-month period beginning June 1, 2024, and 100.000% beginning on June 1, 2025, plus accrued and unpaid interest to the redemption date.
The Notes are the Company’s senior unsecured obligations, rank equally in right of payment with all of the Company’s existing and future senior debt and rank senior in right of payment to all of the Company’s future subordinated debt. The Notes are effectively subordinated to all of the Company’s existing and future secured debt to the extent of the value of the collateral securing such indebtedness.
The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) make investments; (ii) incur additional indebtedness or issue preferred stock; (iii) create liens; (iv) sell assets; (v) enter into agreements that restrict dividends or other payments by restricted subsidiaries; (vi) consolidate, merge or transfer all or substantially all of the assets of the Company; (vii) engage in transactions with affiliates; (viii) pay dividends or make other distributions on capital stock or prepay subordinated indebtedness; and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. If at any time when the Notes are rated investment grade from two of three ratings agencies and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will terminate and the Company and its subsidiaries will cease to be subject to such covenants.
The Indenture contains customary events of default, including:
•default for 30 days in the payment when due of interest on the Notes;
•default in the payment when due of the principal of, or premium, if any, on the Notes;
•failure by the Company to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;
•payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $50.0 million or more;
•failure by the Company or any Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay certain final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
•certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and
•any guarantee of the Notes by a Guarantor ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker.
The foregoing description of the Indenture is a summary only and is qualified in its entirety by reference to the complete text of the Indenture, which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Indenture for 6.375% Senior Notes due 2026” is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

2.2(a)
Purchase and Sale Agreement, dated as of May 3, 2021, between Oasis Petroleum North America LLC and QEP Energy Company (incorporated by reference to Exhibit 2.2(a) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 (File No. 1-34776)).

4.1	Indenture, dated as of June 9, 2021, among the Company, the Guarantors and Regions Bank, as trustee.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: June 15, 2021	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary